ABCS(2007)2002

Mortgage Contract

Mortagee (full name): Agricultural Bank of China, Kunming Shuanglong Sub-Branch

Mortgagor: Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.

This Mortgage Contract is entered into by and among the two parties in accordance with relevant Chinese laws and regulations for purpose of ensuring that Kunming Shenghuo Pharmaceutical (Group) Co., Ltd. will pay back the loan under Loan Contract as above mentioned.

1. Type and Amount of the Creditor’s Principal Claim

The creditor’s principal claim guaranteed is the loan borrowed for current capital in the amount of RMB6.23 million.

2. The Scope of Guaranty of Mortgage

The scope of this guaranty of mortgage includes the amount of creditor’s principal claim and the interest thereof, default fine, compensation for damage and all kinds of relevant expenses on for the mortgagee to realize the creditor’s claim and the mortgaged right.

3. Collateral

The mortgagor agrees on the mortgage of machinery and equipment, as to the details of collateral please find the List of Mortgage of Real Estate as attached, which constitutes the integral part of this Contract and has same legal force and effect as in the Contract; and

The provisional price of the above mentioned collateral is RMB31, 155,310 while the terminal value will be determined by its actual disposing price.

4. Covenants of the Mortgagor

4.1 The Mortgagor has obtained authorization necessary to enter into this Contract pursuant to relevant regulations and procedures.

4.2 The full and undisputed ownership and disposition right of the collateral is entitled to the mortgagor.

4.3 The collateral is negotiable or transferable according to law.

4.4 Such cases as the collateral has been sealed up, distrained or supervised would not happen.

4.5 The mortgagor shall make a full and accurate disclosure to the extent that the money and collateral such as tax in default, construction mortgages have been mortgaged or rented.

4.6 The Mortgagor has obtained approval from co-owners of the right to be pledged under this Contract.

4.7 During the term of mortgage, the mortgagor shall inform the mortgagee in written for any of following cases:

4.7.1 The collateral has been sealed up, distrained, supervised or has been taken other enforcement actions.

4.7.2 The mortgagor changed the capital structure or operation system, include but not limited to contract operation, leasing, shareholding system transformation, joint operation, merger, separation, partnership, asset transferring, and etc.

4.7.3 The business licenses of the mortgagor has been cancelled or revoked, or he is ordered to close down or was terminated for other causes.

4.7.4 The mortgagor applies for bankruptcy, reorganization, reconciliation or is the subject of bankruptcy and reorganization applications.

4.8 There is no existence of other cases that would affect the realization of collateral.

5. Effect of the Collateral

The effect of collateral is extended to the ancillary component, incidental right, subrogation of mortgage or other property and rights associated with the collateral according to laws and regulations.

6. Management and Utility of the Collateral

6.1 The collateral under this Contract shall be kept by the mortgagor; the mortgagor shall be liable for the management of utility of the collateral. And the mortgagee shall be entitled to supervise and review how the collateral was managed and used.

6.2 During the term of mortgage, the mortgagor may not grant or transfer, rent, remortgage the collateral or dispose it in other ways without the written approval of the mortgagee. Where the written approval is available, the proceeds from the collateral disposition shall firstly be used to liquidate the secured creditor’s principal claim and the escrow.

6.3 Where the collateral was damaged, lost, expropriated, or was owned by the third party resulted from the affiliation, mixture or process of the collateral, the mortgagor shall take active measures to prevent the loss from increasing, meanwhile shall notify the mortgagee in written. The mortgagee is entitled to obtain the indemnity at first priority. Where the performance term of the secured creditor’s claim has not elapsed, the mortgagee is entitled to liquidate the debt or to escrow in advance.

6.4 During the term of mortgage, where the value of collateral is decreased, the mortgagee is entitled to ask the mortgagor resuming original value of the collateral or offering a guaranty which is equivalent to the decreased value and needs to be recognized by the mortgagee.

7. Insurance of the Collateral

7.1 The mortgagor shall effect the insurance for the collateral at the request of the mortgagee and designate the mortgagee as the first beneficiary. The original insurance document shall be delivered to the mortgagee for storage.

7.2 The mortgagor shall be liable for the insurance premiums and pay it in full amount and on time. It also requires the mortgagor perform other obligations under the insurance contract (including the insurance document or other insurance certificate). During the term of mortgage, where the mortgagor didn’t pay the insurance premiums or effect (or renew) the insurance contract on time, the mortgagee is entitled to make advance payment of the insurance premiums or effect the insurance contract on behalf of the mortgagor, while the mortgagor shall be liable for those expenses. The mortgagor agrees that the mortgagee could collect the above mentioned expenses from its account opened at the mortgagee.

7.3 During the term of mortgage, the mortgagor may not unilaterally or negotiate with the insurer to change or terminated the insurance contract without the written approval of mortgagee; neither should he waive the right to insurance claims or the right to claim compensation against the third party.

7.4 During the term of mortgage, where an insurance incident incurred to the collateral, the mortgagor shall immediately inform the insurer and mortgagee, and shall be responsible to claim compensation. Where the mortgagee didn’t perform his obligation of notification or claiming compensation, causing the loss of the mortgagee, the mortgagor shall be liable for indemnity.

8. Registration of Mortgage

8.1 The mortgagor shall register this Mortgage Contract with relevant registration authorities within 5 days from the date of its execution; all of those certificates, mortgage registration document associated with the collateral shall be kept by the mortgagee.

8.2 During the term of mortgage, where the registration needs to be changed, the mortgagor shall be liable to do so.

8.3 During the term of mortgage, where the mortgaged right is transferred by the mortgagor according to this Contract; the mortgagor shall be in assistance with the mortgagee and transferee on the change of registration.

9. Transfer of Mortgaged Right

Where part of the creditor’s claim is transferred by the mortgagee, he is entitled not to transfer the corresponding mortgaged right.

10. Realization of Mortgaged Right

10.1 Under any of the following circumstances, the mortgagee has the right to exercise the mortgaged right:

10.1.1 The mortgagee is not paid at the maturity of the obligation under the principal contract.

10.1.2 The business licenses of the debtor or mortgagor has been cancelled or revoked, or he is ordered to close down or was terminated for other causes.

10.1.3 The People’s Court has accepted the bankruptcy application of the debtor or mortgagor or has made the determination of a settlement.

10.1.4 The debtor or mortgagor was dead or was declared lost or dead.

10.1.5 The collateral has been sealed up, distrained, supervised or has been taken other enforcement actions.

10.1.6 The collateral was damaged, lost or expropriated.

10.1.7 The mortgagor didn’t resume the value of the collateral or offer the corresponding guaranty at the request of mortgagee.

10.1.8 The mortgagor violated those obligations under this Contract.

10.1.9 Other circumstances that have material effect on the realization of mortgaged right.

10.2 Where more than two material guarantors for the creditor’s claim under this Contract exist in the mean time, the mortgagee is entitled to exercise the security right to any one of the collateral or both of them.

10.3 Where the mortgagor is the third person other than the debtor, meanwhile the debtor has offered material guaranty for the creditor’s claim under the principal contract, and the mortgagor has waived this security right, the mortgagor agrees to offer a guaranty of mortgage for the creditor’s claim under the principal contract.

11. Liability for Breach of Contract

11.1 After this Contract takes effect, where the mortgagee didn’t perform his obligations, resulting in the loss of mortgagor, the mortgagee shall be liable for the indemnity.

11.2 The mortgagor shall indemnify the mortgagee in case of committing any of the following acts:

11.2.1 Didn’t obtain legal and effect authorization which is necessary for the guaranty under this Contract.

11.2.2 Didn’t perform his obligation of making a full and accurate disclosure to the extent that there is a existence of tax in default, construction mortgage, co-ownership of the collateral and a dispute over the collateral, or the collateral was mortgaged or rented, or the collateral has been sealed up, distrained or supervised.

11.2.3 Didn’t register the Mortgage Contract according to the provisions herein.

11.2.4 Disposed the collateral without the written approval of the mortgagee.

11.2.5 Didn’t resume the value of the collateral or offer the corresponding guaranty at the request of the mortgagee.

11.2.6 Other activities that have violated the agreement under this Contract or affected the realization of mortgaged right.

12. Liability for Expenses

The mortgagor shall be liable for incurred costs in the course of collateral appraisement, evaluation, storage, registration, notarization and escrow.

13. Resolution of Disputes

Any dispute arising from this Contract shall be resolved by both parties through friendly discussion, or

12.1 Shall be resolved by litigation which falls within the jurisdiction of People’s Court in the mortgagee’s place of residence.

12.2 During the course of the litigation, this Contract shall be performed except for the part under dispute.

14. Other Matters

14.1 The mortgagor hereby acknowledged the receipt of the principal contract and have read and understood this contract secured by the mortgagor.

15. This Contract shall take effect from the date of its execution.

16. This Contract is made out in 5 copies and each one for the Mortgagee, the Mortgagor, the Debtor, Administration of Industry and Commerce and the Public Notary Office. Each copy has same legal force and effect.

17.  Reminder

The mortgagee has notified the mortgagor to make a complete and accurate understanding for each provision under this Contract and have made explanations for corresponding provisions as per the requirement of the mortgagor. Both parties reached an agreement on this Contract.

Mortgagee:

Agricultural Bank of China, Kunming Shuanglong Sub-Branch

Signature: Zuowu Zhou

Mortgagor:

Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.

Signature: Guihua Lan

Date: March 31, 2010

Place of Execution: Agricultural Bank of China, Kunming Shuanglong Sub-branch